EXHIBIT 32.01



           CERTIFICATIONS PURSUANT TO SECTION 1350
     OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE



In connection with the Annual Report of General Employment Enterprises, Inc. (the "Company") on Form 10-KSB for the fiscal year ended September 30, 2004 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned hereby certifies, in his capacity as an officer of the Company, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     (1)  The Report fully complies with the requirements of
          section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.



Date:  November 22, 2004     By:  /s/ Herbert F. Imhoff, Jr.
                             Herbert F. Imhoff, Jr.
                             Chairman of the Board, Chief
                             Executive Officer and President
                             (Chief executive officer)


Date:  November 22, 2004     By:  /s/ Kent M. Yauch
                             Kent M. Yauch
                             Vice President, Chief Financial
                             Officer and Treasurer
                             (Chief financial officer)